Exhibit 10.1
AMENDMENT 1 TO PURCHASE AND SALE AGREEMENT

THIS AMENDMENT 1 to PURCHASE AND SALE AGREEMENT (the "Agreement") is made as of October 23, 2019 (the "Effective Date"), by and among GrowLife, Inc., a Delaware corporation ("Buyer") on the one hand, and EZ Clone Enterprises, Inc., a California corporation (the "Company"), Brad Mickelsen, individually and in his capacity as a shareholder ("Mr. Mickelsen") and William Blackburn, individually and in his capacity as a shareholder ("Mr. Blackburn") Mr. Mickelsen and Mr. Blackburn sometimes individually referred to as a "Seller" and collectively as the "Sellers." The Buyer and Sellers may hereinafter be referred independently as "Party" or collectively as the "Parties". All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the PSA (as defined below).

RECITALS

WHEREAS, the Parties entered into PURCHASE AND SALE AGREEMENT dated October 10, 2018 (“PSA”);

WHEREAS, the Parties now wish to formally amend and modify the PSA by this Agreement;

WHEREAS, this Agreement has been signed by the Parties for their mutual benefit and to accurately reflect the proper terms and conditions of the PSA and this Agreement;

WHEREAS, by this Agreement, the Parties intend for this Agreement to properly amend the underlying PSA so that it supersedes and replaces all prior and contemporaneous agreements and understandings, oral and written, with regard to such provisions amended by this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

AGREEMENT

1.
Recitals. The foregoing recitals are true and correct in all material respects and are hereby incorporated herein as a material part of this Addendum.

2.
Amendment to PSA; Consideration.

Section 1.02 of the PSA is hereby revoked, repealed, and replaced in its entirety with the following:

“1.02.     Purchase and Sale of Shares at Second Closing. Subject to completion of the First Closing, Buyer shall have the obligation to acquire the remaining forty–nine percent (49%) ownership interest in Seller for a period a period of (9) nine months after October 16, 2019, within which to acquire the remaining forty-nine (49%) percent, as follows:

(a)            On the terms and subject to the conditions set forth in this Agreement, at the Second Closing, the Sellers will sell, transfer and deliver to Buyer, and Buyer will purchase and accept from the Sellers, all of the Sellers' rights, title and interest in and to the remaining Shares held by the Sellers as identified on Schedule 1.02 to PSA (the "Second Closing Shares"), free and clear of any any liens, claims, charges, restrictions, obligations, and encumbrances.

(b)            In consideration for the sale and delivery to Buyer of the Second Closing Shares at the Second Closing, Buyer agrees to pay to the Sellers an aggregate purchase price of One Million Nine Hundred Sixty Thousand Even Dollars ($1,960,000) payable as follows: (i) a cash payment equal to Eight Hundred Fifty–Five Thousand Even Dollars ($855,000) to be allocated in the form and amounts as set forth in Schedule 1.02 to PSA; and (ii) Eighty – Five Million (85,000,000) shares of Buyer’s common stock, at a price of 0.013 per share, which equates to an aggregate value of One Million One Hundred Five Thousand Even Dollars ($1,105,000) (collectively, the "Second Closing Purchase Price") in the form and amounts as are set forth on Schedule 1.02 to PSA.

(c) Buyer agrees to pay a 20% cash extension. The fee is payable at the earlier of 30 days from the closing of a funding of $2,000,000 or more, or at the closing of Traunch 2, whichever is sooner. Thus, 20% of $855,000 or $171,000 is due to both Sellers in total as consideration for this Agreement.”

              (d) The Parties agree that if any other terms are reached with Brad Mickelsen, William Blackburn will be offered the same terms, other than any consulting fee.

3. Full Force and Effect of Other Terms. The Parties hereby confirm that all other terms and conditions of the PSA are in full force and effect and are un-amended except as expressly provided in this Agreement.

4. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

5. Electronic Signatures. The Parties agree that any form of electronic signature, including but not limited to signatures via facsimile, scanning, or electronic mail, may substitute for the original signature and shall have the same legal effect as the original signature.

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SIGNATURE PAGE TO AMENDMENT 1 to STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

BUYER

GROWLIFE INC.

                                                                                       /s/ Marco Hegyi

By: Marco Hegyi
Title: President & CEO

COMPANY

EZ CLONE ENTERPRISES, INC.

By: William Blackburn

Title: President

SELLERS

Brad Mickelsen

                                                                                       /s/ William Blackburn

William Blackburn